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Exhibit 25.2

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
TRUSTEE PURSUANT TO SECTION 305(b)(2)    ☐

COMPUTERSHARE TRUST COMPANY,
NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

National Banking Association (State of incorporation if not a U.S. national bank)	04-3401714 (I.R.S. Employer Identification Number)
250 Royall Street, Canton, MA (Address of principal executive offices)	02021 (Zip Code)

BROOKFIELD FINANCE (AUSTRALIA) PTY LTD.
(Exact name of obligor as specified in its charter)

AUSTRALIA (State or other jurisdiction of incorporation or organization)	NOT APPLICABLE (I.R.S. Employer Identification Number)
LEVEL 22, 135 KING STREET, SYDNEY, NSW, AUSTRALIA 2000-1023 (Address of principal executive offices)	2000-1023 (Zip Code)

Securities
(Title of the indenture securities)

Item 1.    General Information. Furnish the following information as to the trustee:

  (a)
  Name and address of each examining or supervising authority to which it is subject.

    Comptroller of the Currency
    340 Madison Avenue, 4th Floor
    New York, NY 10017-2613

  (b)
  Whether it is authorized to exercise corporate trust powers.

    The trustee is authorized to exercise corporate trust powers.

Item 2.    Affiliations with the obligor. If the obligor is an affiliate of the trustee, describe such affiliation.

    None.

Item 16.    List of exhibits. List below all exhibits filed as a part of this statement of eligibility.

          1.     A copy of the articles of association of the trustee. (See Exhibit 1 to Form T-1 filed with Registration Statement No. 333-179383)

          2.     A copy of the certificate of authority of the trustee to commence business. (See Exhibit 2 to Form T-1 filed with Registration Statement No. 333-179383)

          3.     A copy of the authorization of the trustee to exercise corporate trust powers. (See exhibits 1 and 2).

          4.     A copy of the existing bylaws of the trustee, as now in effect. (See Exhibit 4 to Form T-1 filed with Registration Statement No. 333-179383)

          6.     The consent of the Trustee required by Section 321(b) of the Act.

          7.     A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

 SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Computershare Trust Company, National Association, a national banking association, organized and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Middleburg Heights, and State of Ohio, on the 6th day of October, 2020.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION
By:	/s/ Jerry Urbanek Jerry Urbanek Trust Officer

 EXHIBIT 6

CONSENT OF THE TRUSTEE

        Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of BROOKFIELD FINANCE (AUSTRALIA) PTY LTD debt securities, Computershare Trust Company, N.A. hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION
By:	/s/ Jerry Urbanek
Jerry Urbanek
Trust Officer

Middeburg Heights, Ohio
October 6, 2020

 EXHIBIT 7

Consolidated Report of Condition of

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION

250 Royall Street, Canton, MA 02021
at the close of business June 30, 2020

Dollar Amounts In Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	-0-
Interest-bearing balances	-0-
Securities:
Held-to-maturity securities	-0-
Available-for-sale securities	23,662
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	-0-
Securities purchased under agreements to resell	-0-
Loans and lease financing receivables:
Loans and leases held for sale	-0-
Loans and leases, net of unearned income	-0-
LESS: Allowance for loan and lease losses	-0-
Loans and leases, net of unearned income and allowance	-0-
Trading assets	-0-
Premises and fixed assets (including capitalized leases)	-0-
Other real estate owned	-0-
Investments in unconsolidated subsidiaries and associated companies	-0-
Direct and indirect investments in real estate ventures	-0-
Intangible assets:
Goodwill	7,756
Other intangible assets	-0-
Other assets	763

Total assets	32,181

Dollar Amounts In Thousands
LIABILITIES
Deposits:
In domestic offices	-0-
Noninterest-bearing	-0-
Interest-bearing	-0-
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	-0-
Securities sold under agreements to repurchase	-0-
Trading liabilities	-0-
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	-0-
Not applicable
Not applicable
Subordinated notes and debentures	-0-
Other liabilities	1,808

Total liabilities	1,808

Dollar Amounts In Thousands
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	500
Surplus (exclude all surplus related to preferred stock)	18,894
Retained earnings	10,979
Accumulated other comprehensive income	-0-
Other equity capital components	-0-
Total bank equity capital	30,373
Noncontrolling (minority) interests in consolidated subsidiaries	-0-
Total equity capital	30,373

Total liabilities and equity capital	22,181

        I, Robert G. Marshall, Assistant Controller of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

/s/ Robert G. Marshall
Robert G. Marshall Assistant Controller

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  Item 1. General Information. Furnish the following information as to the trustee
  Item 2. Affiliations with the obligor. If the obligor is an affiliate of the trustee, describe such affiliation.
  Item 16. List of exhibits. List below all exhibits filed as a part of this statement of eligibility.
SIGNATURE
  EXHIBIT 6
CONSENT OF THE TRUSTEE
  EXHIBIT 7
Consolidated Report of Condition of COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION 250 Royall Street, Canton, MA 02021 at the close of business June 30, 2020